UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):     November 24, 1998
Exact name of registrant as specified in its charter: MRS Technology, Inc.
State or other jurisdiction of incorporation:         Massachusetts
Commission File Number:                               000-21908
IRS Employer Identification Number:                   04-2904966
Address of principal executive offices: 231 Sutton Street, No. Andover, MA
Zip Code:   01845
Registrant's telephone number, including area code:   (978)682-4000
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Item 5.   Other Events

MONTHLY OPERATING REPORTS FILED WITH FEDERAL TRUSTEE

On July 1, 1998, MRS Technology, Inc. (the "Company") filed a voluntary petititon for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy court for the District of Massachusetts (Western Division). The case number is 98-44938-JFQ.

Pursuant to Bankruptcy Rule 2015 and the United States Trustee's Operating Guidelines and Reporting requirements for Chapter 11 cases, the Company is obligated to file Monthly Operating Reports (MORs) with the Federal Trustee. The Company's MORs for this case for the month ending October 31, 1998 was filed with the Federal Trustee at the U.S. Bankruptcy Court in Worcester, Massachusetts on November 25, 1998.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

{c}      Exhibits


Exhibit    Description of Document
-------    -----------------------
99.1       Monthly operating Report (Consolidated) of the Company for the month ending October 31, 1998 (1)




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto autorized.

MRS Technology, Inc.
November 24, 1998
/s/ Patricia F.  DiIanni
Vice President and Chief Financial Officer